Exhibit 10.1

SIXTH AMENDMENT TO

CONSULTING AGREEMENT

DATED AS OF JULY 2, 2012 BETWEEN

NTN BUZZTIME, INC. AND JABAM, INC.

The following amendment to the above-referenced Agreement between NTN BUZZTIME, INC. and JABAM INC. are made and effective as of April 1, 2014.

A.	Section 2.1 is amended to read, in its entirety, as follows:

The term of this Agreement shall commence on April 1, 2014 (the "Effective Date") and, unless earlier terminated in accordance with Section 7 shall expire on June 30, 2014.

NTN BUZZTIME, INC.		JABAM, INC.

By:	/s/ Jenna Zdanowski	By:	/s/ Jeffrey A. Berg
	Authorized Signature		Authorized Signature

	Jenna Zdanowski		Jeffrey A. Berg
	Print Name		Print Name

	VP Human Resources		Chairman
	Title		Title

	March 31, 2014		March 31, 2014
	Date		Date